Exhibit 5.1

Jodie M. Bourdet +1 415 693 2054 jbourdet@cooley.com

April 19, 2022
Stitch Fix, Inc.
1 Montgomery Street, Suite 1500
San Francisco, CA 94104

Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Stitch Fix, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 6,000,000 shares of the Company’s Class A Common Stock, par value $0.00002 per share (the “Shares”), reserved for issuance pursuant to the Company’s 2019 Inducement Plan (the “2019 Plan”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses, (b) the 2019 Plan, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and (d) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due execution and delivery of all documents by all persons other than the Company where execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate executed by an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 2019 Plan and the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

April 19, 2022
Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,

Cooley LLP

By:      /s/ Jodie M. Bourdet
    Jodie M. Bourdet